Exhibit 99.1

Donaldson Reports Record First Quarter Fiscal 2025 Sales and Earnings

First quarter sales of $900.1 million, a 6.4% year-over-year increase
GAAP EPS of $0.81, up 8.1% versus prior year; adjusted EPS of $0.83
Reaffirming fiscal 2025 outlook

MINNEAPOLIS (December 3, 2024) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported first quarter fiscal 2025 generally accepted accounting principles (GAAP) net earnings of $99.0 million, compared with $92.1 million in fiscal 2024. First quarter 2025 GAAP earnings per share (EPS)1 were $0.81 compared with 2024 EPS of $0.75. First quarter 2025 adjusted EPS2,3 was $0.83. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“Donaldson’s record first quarter earnings, driven by robust sales growth and continued margin strength, mark a strong start to fiscal 2025,” said Tod Carpenter, chairman, president and chief executive officer. “We gained share in several of our key businesses while continuing the footprint and cost optimization initiatives we began last quarter, strengthening our foundation for higher profitability.

“For the balance of the year, our focus is on delivery to customers, execution of optimization initiatives, and shareholder value creation through another year of record sales and earnings. We are committed to maintaining our position as the leader in technology-led filtration with disciplined investments in key strategic areas, including in our Life Sciences segment and bioprocessing businesses.”
1 All EPS figures refer to diluted EPS.
2 Adjusted EPS is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations.
3 First quarter fiscal 2025 adjusted results exclude $3.3 million of pre-tax restructuring and other charges, primarily related to targeted cost reduction initiatives in the Life Sciences segment and global footprint optimization actions.

Donaldson Company Reports Fiscal First Quarter 2025 Earnings - Page 2 of 5
First Quarter Operating Results

Sales of $900.1 million were up 6.4% compared with 2024, mainly as a result of volume growth in all segments.

	Three Months Ended
	October 31, 2024
	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	(5.9)%	(6.7)%
On-Road	(15.0)	(15.2)
Aftermarket	10.7	10.1
Total Mobile Solutions segment	6.0	5.4

Industrial Solutions segment
Industrial Filtration Solutions	0.8	(0.1)
Aerospace and Defense	26.8	26.0
Total Industrial Solutions segment	4.6	3.7

Life Sciences segment
Total Life Sciences segment	16.6	13.9

Total Company	6.4%	5.5%

Mobile Solutions segment (Mobile) sales rose 6.0%. Aftermarket sales increased 10.7% from continued market share gains and customer destocking in the prior year period. On-Road and Off-Road sales decreased 15.0% and 5.9%, respectively, due to declines in global equipment production, including in agriculture and transportation.

Industrial Solutions segment (Industrial) sales increased 4.6% from strength in Aerospace and Defense sales, which grew 26.8% as a result of robust end-market conditions. Industrial Filtration Solutions (IFS) sales grew 0.8% driven by Power Generation project timing.

Life Sciences segment (Life Sciences) sales increased 16.6% from share gains and improved market conditions in Disk Drive and a double-digit increase in Food & Beverage sales.

Donaldson Company Reports Fiscal First Quarter 2025 Earnings - Page 3 of 5
Gross margin was 35.5%, down 10 basis points from 35.6% in 2024, due to higher costs, including for footprint optimization and distribution. Adjusted gross margin, which excludes the impact from restructuring and other charges, was 35.6%, flat to prior year.

Operating expenses as a percentage of sales were 21.0%, an increase from 20.8% in the prior year, as a result of restructuring and other charges. Adjusted operating expenses as a percentage of sales were 20.7%, down 10 basis points from prior year.

Operating income as a percentage of sales (operating margin) of 14.5% decreased 20 basis points from 14.7% in 2024 driven primarily by restructuring and other charges. Adjusted operating income was 14.9%, a 20 basis point increase from 14.7% in 2024.

Interest expense was $5.5 million, flat compared with prior year. Other income, net increased to $5.2 million compared with $3.8 million in 2024, primarily due to higher joint venture income. The Company’s effective tax rate was 24.2% versus 25.1% a year ago driven by an increase in net discrete tax benefits.

During the first quarter, Donaldson paid $32.4 million in dividends and repurchased 0.8% of its outstanding shares for $74.9 million.

Reaffirming Fiscal 2025 Outlook

Adjusted full-year EPS, which excludes $0.02 of first quarter restructuring and other charges, is forecast to be between $3.56 and $3.72, consistent with previous guidance. 2024 GAAP and adjusted4 EPS were $3.38 and $3.42, respectively. Sales are expected to increase between 2% and 6% year over year, with a pricing benefit of approximately 1%.

Mobile sales are projected to be flat to up 4% versus prior year. Off-Road sales are forecast to grow low-single digits from market share gains. On-Road sales are expected to decrease low-double digits due to an exit from non-strategic product sales combined with unfavorable end-market conditions. Aftermarket sales are projected to increase low-single digits, driven by high vehicle utilization rates and market share gains.

Industrial sales are forecast to grow between 4% and 8% versus 2024. IFS sales are projected to increase high-single digits with strength across most businesses, including dust collection, Industrial Hydraulics and Industrial Gases. Aerospace and Defense sales are expected to be flat after cycling against double-digit growth in the prior year.

Life Sciences sales are forecast to increase low-double digits compared with prior year driven by growth in Disk Drive and Food & Beverage.

4 Fiscal 2024 adjusted results exclude $6.4 million of pre-tax restructuring and other charges largely related to footprint optimization and cost reduction initiatives.

Donaldson Company Reports Fiscal First Quarter 2025 Earnings - Page 4 of 5
Adjusted operating margin, driven by continued gross margin strength and operating expense leverage, is expected to be between 15.3% and 15.9% versus 15.2%, or 15.4% on an adjusted basis, in 2024.

Interest expense is estimated to be approximately $21 million and other income is forecast to be between $16 million and $20 million. Donaldson projects a fiscal 2025 effective income tax rate of between 23% and 25%.

Capital expenditures are forecast to be between $85 million and $105 million and free cash flow conversion is expected to be between 85% and 95%. For the full year, Donaldson anticipates repurchasing 2% to 3% of its shares outstanding.

Miscellaneous

The Company will webcast its first quarter fiscal 2025 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fiscal First Quarter 2025 Earnings - Page 5 of 5

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events, including natural disasters; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments to ESG; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 140 locations on six continents partner with customers – from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,
	2024	2023	Change
Net sales	$900.1	$846.3	6.4%
Cost of sales	580.5	545.4	6.4
Gross profit	319.6	300.9	6.2
Selling, general and administrative	166.1	155.0	7.2
Research and development	22.7	21.3	6.4
Operating expenses	188.8	176.3	7.1
Operating income	130.8	124.6	4.9
Interest expense	5.5	5.5	—
Other income, net	(5.2)	(3.8)	38.8
Earnings before income taxes	130.5	122.9	6.2
Income taxes	31.5	30.8	2.3
Net earnings	$99.0	$92.1	7.5%

Weighted average shares – basic	119.9	120.9	(0.8)%
Weighted average shares – diluted	121.9	122.6	(0.5)%

Net EPS – basic	$0.83	$0.76	8.4%
Net EPS – diluted	$0.81	$0.75	8.1%

Dividends paid per share	$0.27	$0.25	8.0%
Note: Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful

Donaldson Company, Inc.
Fiscal First Quarter 2025 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31,	July 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$221.2	$232.7
Accounts receivable, net	631.3	629.7
Inventories, net	520.0	476.7
Prepaid expenses and other current assets	106.9	99.0
Total current assets	1,479.4	1,438.1
Property, plant and equipment, net	647.4	645.5
Goodwill	479.9	478.4
Intangible assets, net	168.3	171.9
Other long-term assets	268.6	180.4
Total assets	$3,043.6	$2,914.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$78.2	$28.3
Current maturities of long-term debt	25.0	25.0
Accounts payable	373.5	379.4
Accrued employee compensation and related taxes	135.3	140.9
Deferred revenue	24.8	19.7
Income taxes payable	60.5	42.6
Dividends payable	—	32.5
Other current liabilities	103.3	114.1
Total current liabilities	800.6	782.5
Long-term debt	538.6	483.4
Non-current income taxes payable	40.4	39.8
Deferred income taxes	15.3	16.1
Other long-term liabilities	105.7	103.4
Total liabilities	1,500.6	1,425.2

Total stockholders’ equity	1,543.0	1,489.1
Total liabilities and stockholders’ equity	$3,043.6	$2,914.3
Donaldson Company, Inc.
Fiscal First Quarter 2025 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31,
	2024	2023
Operating Activities
Net earnings	$99.0	$92.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	25.5	24.3
Deferred income taxes	(4.7)	(4.6)
Stock-based compensation expense	12.2	10.5
Other, net	(2.4)	(0.2)
Changes in operating assets and liabilities	(56.7)	15.9
Net cash provided by operating activities	72.9	138.0

Investing Activities
Purchases of property, plant and equipment	(25.0)	(23.2)
Equity investment	(71.0)	—
Net cash used in investing activities	(96.0)	(23.2)

Financing Activities
Proceeds from long-term debt	55.0	35.0
Repayments of long-term debt	—	(73.8)
Change in short-term borrowings	50.1	41.5
Purchase of treasury stock	(74.4)	(53.3)
Dividends paid	(32.4)	(30.2)
Exercise of stock options and other	11.5	1.9
Net cash provided by (used in) in financing activities	9.8	(78.9)
Effect of exchange rate changes on cash	1.8	(5.2)
(Decrease) increase in cash and cash equivalents	(11.5)	30.7
Cash and cash equivalents, beginning of period	232.7	187.1
Cash and cash equivalents, end of period	$221.2	$217.8
Donaldson Company, Inc.
Fiscal First Quarter 2025 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended
	October 31,
	2024	2023
Gross margin	35.5%	35.6%
Operating expenses	21.0%	20.8%
Operating margin	14.5%	14.7%
Other income, net	(0.6)%	(0.4)%
Depreciation and amortization	2.8%	2.9%
EBITDA	17.9%	18.0%
Effective tax rate	24.2%	25.1%
Earnings before income taxes - Mobile Solutions	18.3%	17.1%
Earnings before income taxes - Industrial Solutions	15.9%	17.6%
Loss before income taxes - Life Sciences	(7.6)%	(7.0)%
Cash conversion ratio	48.4%	124.6%

	Three Months Ended
	October 31,
	2024	2023
Adjusted Rates
Gross margin	35.6%	35.6%
Operating expenses	20.7%	20.8%
Operating margin	14.9%	14.7%
Other income, net	(0.6)%	(0.4)%
Depreciation and amortization	2.8%	2.9%
EBITDA	18.3%	18.0%
Effective tax rate	24.2%	25.1%
Earnings before income taxes - Mobile Solutions	18.3%	17.1%
Earnings before income taxes - Industrial Solutions	15.9%	17.6%
Loss before income taxes - Life Sciences	(7.6)%	(7.0)%
Cash conversion ratio	47.2%	124.6%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal First Quarter 2025 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended October 31,
	2024	2023	Change
Net sales
Mobile Solutions segment
Off-Road	$89.1	$94.7	(5.9)%
On-Road	32.1	37.8	(15.0)
Aftermarket	451.2	407.5	10.7
Total Mobile Solutions segment	572.4	540.0	6.0

Industrial Solutions segment
Industrial Filtration Solutions	212.4	210.6	0.8
Aerospace and Defense	45.2	35.6	26.8
Total Industrial Solutions segment	257.6	246.2	4.6

Life Sciences segment
Total Life Sciences segment	70.1	60.1	16.6

Total Company	$900.1	$846.3	6.4%

Earnings (loss) before income taxes
Mobile Solutions segment	$104.7	$92.2	13.6%
Industrial Solutions segment	41.0	43.3	(5.3)
Life Sciences segment	(5.3)	(4.2)	(26.2)
Corporate and unallocated	(9.9)	(8.4)	(17.9)
Total Company	$130.5	$122.9	6.2%

Earnings (loss) before income taxes percentage
Mobile Solutions segment	18.3%	17.1%	1.2%
Industrial Solutions segment	15.9%	17.6%	(1.7)%
Life Sciences segment	(7.6)%	(7.0)%	(0.6)%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
(1) NM = not meaningful
Donaldson Company, Inc.
Fiscal First Quarter 2025 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended October 31, 2024
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	(5.9)%	2.2%	(20.1)%	5.8%	8.8%
On-Road	(15.0)	(14.3)	4.0	(27.9)	8.7
Aftermarket	10.7	10.1	14.7	12.1	6.1
Total Mobile Solutions segment	6.0	6.6	4.7	6.5	6.2

Industrial Solutions segment
Industrial Filtration Solutions	0.8	1.6	0.3	4.2	(12.0)
Aerospace and Defense	26.8	41.0	(11.8)	9.0	N/A
Total Industrial Solutions segment	4.6	9.0	(1.2)	4.3	(12.0)

Life Sciences segment
Total Life Sciences segment	16.6	5.1	4.4	36.1	12.0

Total Company	6.4%	7.4%	2.8%	10.8%	4.2%
Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal First Quarter 2025 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended October 31, 2024
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(6.7)%	2.2%	(22.5)%	5.4%	13.4%
On-Road	(15.2)	(14.3)	2.3	(29.0)	18.4
Aftermarket	10.1	10.1	11.0	10.4	9.0
Total Mobile Solutions segment	5.4	6.6	1.4	5.1	9.4

Industrial Solutions segment
Industrial Filtration Solutions	(0.1)	1.6	(2.5)	2.9	(10.1)
Aerospace and Defense	26.0	41.0	(14.9)	9.1	N/A
Total Industrial Solutions segment	3.7	9.0	(4.1)	3.1	(10.1)

Life Sciences segment
Total Life Sciences segment	13.9	5.1	1.0	32.3	16.4

Total Company	5.5%	7.4%	(0.3)%	9.1%	7.2%
Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal First Quarter 2025 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended
	October 31,
	2024	2023
Net cash provided by operating activities	$72.9	$138.0
Net capital expenditures	(25.0)	(23.2)
Free cash flow	$47.9	$114.8

Net earnings	$99.0	$92.1
Income taxes	31.5	30.8
Interest expense	5.5	5.5
Depreciation and amortization	25.5	24.3
EBITDA	$161.5	$152.7

Adjusted net earnings	$101.5	$92.1
Adjusted income taxes	32.3	30.8
Interest expense	5.5	5.5
Depreciation and amortization	25.5	24.3
Adjusted EBITDA	$164.8	$152.7

Gross profit	$319.6	$300.9
Restructuring and other charges	1.1	—
Adjusted gross profit	$320.7	$300.9

Operating expense	$188.8	$176.3
Restructuring and other charges	(2.2)	—
Adjusted operating expense	$186.6	$176.3

Operating income	$130.8	$124.6
Restructuring and other charges	3.3	—
Adjusted operating income	$134.1	$124.6

Net earnings	$99.0	$92.1
Restructuring and other charges, net of tax	2.5	—
Adjusted net earnings	$101.5	$92.1

Diluted EPS	$0.81	$0.75
Restructuring and other charges per share	0.02	—
Adjusted diluted EPS	$0.83	$0.75

Donaldson Company, Inc.
Fiscal First Quarter 2025 Earnings Press Release Schedules

2025 Adjusted EPS Guidance
A reconciliation of the Company’s fiscal 2025 adjusted EPS guidance to fiscal 2025 GAAP EPS guidance is not included in this release due to the number of variables in the projected GAAP EPS range and the Company’s current inability to reasonably quantify certain amounts, such as restructuring or other charges, that would be included in the GAAP measure or the individual adjustments for such reconciliation.
Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal First Quarter 2025 Earnings Press Release Schedules